Exhibit 21.2
DZS Inc.[1]
List of Subsidiaries
DZS Inc. had the following subsidiaries at December 31, 2021:

Name	Organized under the laws of

Ark Electronic Products, Inc.	Florida
DZS California Inc.[2]	California
DASAN Network Solutions, Inc.	Korea
DASAN India Private Limited	India
DASAN Vietnam Company Limited	Vietnam
D-Mobile Limited	Taiwan
DZS Japan Inc.	Japan
RIFTio India Private Limited	India
DZS Canada Inc.[3]	Canada
Optelian Access Networks Services, Inc.	Georgia
Optelian 30067, LLC	Georgia
Optelian International Corp.	Canada
Optelian Mexico, S. de R.L. de C.V.	Mexico
Optelian Servicios Mexico, S. de R.L. de C.V.	Mexico
DZS GmbH[4]	Germany
DZS Ltd.[5]	United Kingdom
Keymile Ltda.	Brazil
Paradyne Corporation	Delaware
Paradyne Finance Corp.	Delaware
Xybridge Technologies, Inc.	Texas
DZS Sweden AB6	Sweden
Zhone International Ltd.	Cayman Islands
Zhone Technologies B.V.	Netherlands
Zhone Technologies Campus, LLC	California
Zhone Technologies de Colombia Limitada	Colombia
Dasan Zhone Solutions do Brasil[7]	Brazil
Zhone Technologies GmbH	Germany
Zhone Technologies, Inc.	Canada
DZS International Inc.[8]	Delaware
Zhone Technologies Limited	Hong Kong
Zhone Technologies Ltd.	United Kingdom
Zhone Technologies Pte. Ltd.	Singapore
Zhone Technologies S. de R.L. de C.V.	Mexico
Zhone Technologies S.R.L.	Italy
DZS Services Inc.[9]	Delaware
Zhone Technologies, SA (PTY) LTD	South Africa

[1]	Formerly known as DASAN Zhone Solutions, Inc., name change effective as of August 26, 2020.
[2]	Formerly known as DASAN Network Solutions, Inc., name change effective as of December 10,2021.
[3]	Formerly known as Optelian Access Networks Corp., name change effective as of November 24, 2021.
[4]	Formerly known as Keymile GMbH, name change effective as of November 23, 2020.
[5]	Formerly known as Keymile Ltd., formerly known as DZSI Ltd., name change effective October 6, 2020.
[6]	Formerly known as Zhone AB, name change effective as of November 25, 2021.
[7]	Formerly known as Zhone Technologies do Brasil LTDA, name change effective as of August 13, 2018.
[8]	Formerly known as Zhone Technologies International, Inc., name change effective as of October 23, 2020.
[9]	Formerly known as ZTI Merger Subsidiary III, Inc., name change effective as of October 23, 2020.